UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2019

VILLAGE BANK AND TRUST FINANCIAL CORP.

(Exact Name of Registrant as Specified in Charter)

Virginia (State or Other Jurisdiction of Incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

13319 Midlothian Turnpike Midlothian, Virginia (Address of Principal Executive Offices)	23113 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 897-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $4.00 per share	VBFC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On June 19, 2019, Kenneth R. Lehman, the largest shareholder of Village Bank and Trust Financial Corp. (the “Company”), filed a Form 4 with the Securities and Exchange Commission reporting the purchase of an aggregate of 1,785 shares of common stock of the Company in three transactions that occurred on April 25, 2019 and June 17, 2019 for an aggregate of $59,473.85. As a result of these transactions, Mr. Lehman’s ownership increased to 719,124 shares, or approximately 50.01%, of the Company’s outstanding common stock of 1,438,094 shares as of the date of the Form 4 filing, which represented a change in control of the Company.

As disclosed in the Company’s Form 10-K for the year ended December 31, 2018, certain of the Company’s employment and benefit agreements include customary provisions that provide for additional or accelerated compensation in the event of a change in control of the Company. The term “change in control” is defined in these agreements to include any transaction in which an individual or entity acquires 50% or more of the Company’s outstanding common stock.

The Company’s employment and change in control agreements provide for “double-trigger” acceleration of change in control benefits, which means the change in control benefits are only payable if the employee experiences a qualifying termination of employment in connection with a change in control. Mr. Lehman’s acquisition of 50.01% of the Company’s outstanding common stock did not result in the payment or acceleration of change in control benefits under these agreements. However, under certain circumstances, if the Company were to terminate these employees or the employees were to voluntarily resign, the Company would incur significant additional expenses.

The Company’s supplemental executive retirement plan and stock incentive plans provide for “single-trigger” acceleration of change in control benefits, which means certain directors and officers are entitled to benefits as a result of the change in control of the Company, notwithstanding that their positions with the Company are not expected to be immediately impacted by the change in control. These change in control benefits include accelerated vesting of restricted stock awards and retirement benefits. The Company expects to recognize approximately $885,000 in related compensation expenses for the period ended June 30, 2019. These compensation expenses would have otherwise been recognized over the next five years based on meeting certain service and performance metrics. The Company expects to recognize savings of approximately $25,000 per month for the remainder of 2019 and approximately $20,000 to $23,000 per month for 2020 as a result of the change in control. The Company’s board of directors and compensation committee will take into consideration the effects of the change in control in its future compensation and benefits decisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: June 25, 2019	By:	/s/ Donald M. Kaloski, Jr.
Donald M. Kaloski, Jr.
Executive Vice President and CFO

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